Exhibit 99.1

Hostess Brands, Inc. Names Andrew Callahan as President and Chief Executive Officer

Appoints Veteran Executive with Over 23 Years of Branded Consumer Packaged Goods Experience

KANSAS CITY, MO., April 12, 2018 — Hostess Brands, Inc. (NASDAQ: TWNK, TWNKW) (the “Company”), today announced that its Board of Directors has named consumer packaged goods executive Andrew “Andy” Callahan as the Company’s President and Chief Executive Officer, effective May 7, 2018. He will replace C. Dean Metropoulos, the Company’s Executive Chairman, who has been serving in the expanded role of interim President and Chief Executive Officer since March 31, 2018. Mr. Metropoulos will remain Executive Chairman of the Company’s Board of Directors. Today, Mr. Callahan was also appointed as a director on the Company’s Board of Directors.

Mr. Callahan joins the Company with more than 23 years of executive leadership experience serving in key consumer packaged goods industry roles at Tyson Foods, Inc., The Hillshire Brands Company, Sara Lee Corporation and Kraft Foods, Inc.

Dean Metropoulos commented, “We are delighted to welcome Andy to the Hostess team. He is a very accomplished consumer packaged goods executive with strong experience in leading brands and we welcome his leadership, brand and innovation expertise as we continue to further build our distribution and market share in the sweet baked goods category. We believe Andy has the right combination of entrepreneurial and strategic leadership and people management skills to lead Hostess into our next phase of growth and build value for our stockholders.”

“I am honored and excited to have the opportunity to lead the Hostess Brands team,” said Mr. Callahan. “I have admired the Hostess® brand and I look forward to working with Dean, the Board of Directors, our leadership team and employees to realize the growth potential of the Company.”

Mr. Callahan previously served as Tyson Foods’ President of Retail Packaged Brands, managing Tyson Foods’ retail consumer brands, including iconic brands such as Tyson®, Jimmy Dean®, Hillshire Farm®, Sara Lee®, Aidells® and Ball Park®, as well as President of North American Foodservice and International. Additionally, he was responsible for Tyson Pet Products, Inc., which makes True Chews® brand dog treats. Prior to that, Mr. Callahan served as President of Retail for Hillshire Brands during which time the company completed an initial public offering and then was subsequently acquired by Tyson Foods. He also served as Chief Customer Officer for Sara Lee Corporation North America, President of Sara Lee Foodservice Division, and General Manager of Jimmy Dean. Prior to Sara Lee, he spent 13 years at Kraft Foods in roles of increasing responsibility in marketing, sales, and general management. Prior to beginning his corporate career, Mr. Callahan spent seven years in the U.S. Navy as a flight officer. He earned a B.S. in Mechanical Engineering from the United States Naval Academy and an MBA from the Florida Institute of Technology.

About Hostess Brands, Inc.

The Company is one of the leading packaged food companies focused on developing, manufacturing, marketing, selling and distributing fresh sweet baked goods in the United States. The brand’s history dates back to 1919, when the Hostess® CupCake was introduced to the public, followed by Twinkies® in 1930. Today, the Company produces a variety of new and classic treats including Ding Dongs®, Ho Hos®, Donettes®, Hostess Bake ShopTM and Fruit Pies, in addition to Twinkies® and CupCakes.

For more information about Hostess products and Hostess Brands, please visit hostesscakes.com. Follow Hostess on Twitter: @Hostess_Snacks; on Facebook: facebook.com/Hostess; on Instagram: Hostess_Snacks; and on Pinterest: pinterest.com/hostesscakes. For more information about Hostess products and Hostess Brands, please visit hostesscakes.com. Follow Hostess on Twitter: @Hostess_Snacks; on Facebook: facebook.com/Hostess; on Instagram: Hostess_Snacks; and on Pinterest: pinterest.com/hostesscakes.

Forward-Looking Statements

This press release contains statements reflecting the Company’s views about its future performance that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. Forward-looking statements are generally identified through the inclusion of words such as “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plan,” “may,” “should,” or similar language. Statements addressing the Company’s future operating performance and statements addressing events and developments that the Company expects or anticipate will occur are also considered as forward-looking statements. All forward-looking statements included herein are made only as of the date hereof. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

These statements inherently involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include, but are not limited to, maintaining, extending and expanding the Company’s reputation and brand image; protecting intellectual property rights; leveraging the Company’s brand value to compete against lower-priced alternative brands; correctly predicting, identifying and interpreting changes in consumer preferences and demand and offering new products to meet those changes; operating in a highly competitive industry; the continued ability to produce and successfully market products with extended shelf life; the ability to drive revenue growth in key products or add products that are faster-growing and more profitable; volatility in commodity, energy, and other input prices; dependence on major customers; geographic focus could make the Company particularly vulnerable to economic and other events and trends in North America; increased costs in order to comply with governmental regulation; general political, social and economic conditions; a portion of the workforce belongs to unions and strikes or work stoppages could cause the business to suffer; product liability claims, product recalls, or regulatory enforcement actions; unanticipated business disruptions; dependence on third parties for significant services; insurance may not provide adequate levels of coverage against claims; failures, unavailability, or disruptions of the Company’s information technology systems; the Company’s ability to achieve expected synergies and benefits and performance from the Company’s strategic acquisitions; dependence on key personnel or a highly skilled and diverse workforce; and the Company’s ability to finance indebtedness on terms favorable to the Company; and other risks as set forth from time to time in the Company’s Securities and Exchange Commission filings.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Risks and uncertainties are identified and discussed in Item 1A-Risk Factors in the Company’s Annual Report on Form 10-K and its subsequent Securities and Exchange Commission filings. All subsequent written or oral forward-looking statements attributable to us or persons acting on the Company’s behalf are expressly qualified in their entirety by these risk factors. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contacts

Investors, please contact:

Katie Turner

ICR

646-277-1228

katie.turner@icrinc.com

Media, please contact:

Hannah Arnold

LAK Public Relations, Inc.

212-329-1417

harnold@lakpr.com

or

Marie Espinel

LAK Public Relations, Inc.

212-899-4744

mespinel@lakpr.com